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                                                                   EXHIBIT 10.9



                    EXECUTIVE PART-TIME EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made and entered into as of September 30, 1999 between Office Depot, Inc., a Delaware corporation (the" COMPANY"), and Irwin Helford ("Executive"), with reference to the following facts:

          A. Executive has been employed by Viking Office Products, Inc., a California corporation ("Viking"), as Chairman and Chief Executive Officer pursuant to an Employment Agreement, dated as of July 1, 1997 (the "Employment Agreement"). In August 1998, Viking was acquired by the Company, and Viking is now a wholly-owned subsidiary of the Company.

          B. Executive and the Company have agreed to change the status of Executive from a full-time employee of Viking to a part-time employee of the Company, to terminate the Employment Agreement and to replace such Employment Agreement with this Agreement.

          C. Executive and the Company desire by this Agreement to set forth certain understandings between them regarding such employment relationship.

          D. Executive and the Company also desire by this Agreement to set forth certain additional understandings between them regarding restrictions on Executive's ability to compete with the Company for the period described herein.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PART-TIME EMPLOYMENT.

Executive's employment as Chairman and Chief Executive Officer of Viking shall end as of the close of business on September 30, 1999. Effective on and as of such date and time (the "Effective Date"), Executive's former Employment Agreement (as amended) with Viking shall terminate and cease, and the Company shall commence the employment of Executive under the terms of this Agreement. Executive hereby agrees to the termination of his former Employment Agreement and accepts such employment with the Company, on a part-time basis, upon the terms and conditions set forth in this Agreement for the period beginning on September 30, 1999 and ending as provided in paragraph 4 hereof (the "EMPLOYMENT TERM"). From and after the Effective Date, Executive shall no longer be an officer of the Company or of Viking. The change in Executive's status from a full-time employee of Viking to a part-time employee of the Company as provided in this Agreement shall not be deemed a termination of Executive's


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employment for purposes of the vesting or exercisability of any stock options held by Executive that were issued under stock option plans of the Company or Viking, all of which shall remain in full force and effect in accordance with their terms.

2.  POSITION AND DUTIES.

(a) During the Employment Term, Executive shall serve as a Senior Advisor to the Company, shall be available to consult with the Company with respect to all aspects of the business of the former Viking organization at mutually agreed upon times and otherwise shall provide such advisory services as are mutually agreed upon by Executive and the Company. He shall work with the Company's chief executive officer ("CEO"), its chief financial officer or the President of Office Depot International to expand or limit such duties, responsibilities and authority.

(b) Executive shall devote reasonable efforts and attention to the business and affairs of the Company and its Subsidiaries on a part-time basis as set forth herein, sufficient to provide to the Company the advisory services contemplated hereby. Executive shall be free to serve as (i) a director or officer of any non-profit organization including trade, civic, educational or charitable organizations, or (ii) a director, owner, employee or consultant of any other corporation which is not competing with the Company or any of its Subsidiaries in the office product and office supply industry so long as such duties do not materially interfere with the performance of Executive's duties or responsibilities under this Agreement or reflect badly on the Company. Executive shall perform Executive's duties and responsibilities under this Agreement to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

(c) For purposes of this Agreement, "SUBSIDIARIES" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries, including, without limitation, Viking.

          3.      BASE SALARY AND BENEFITS.

          (a) Executive's base salary for the performance of his services hereunder shall be Fifty Thousand Dollars ($50,000) per annum in accordance with the Company's general payroll practices and shall be subject to customary withholding.

          (b) In consideration of the termination of the Executive's former Employment Agreement with Viking, he shall receive the termination payment set forth on ATTACHMENT A to this Agreement.

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          (c) In addition to the Base Salary, for the period January 1, 1999 to
September 30, 1999, Executive shall be entitled to a bonus as set forth on ATTACHMENT A to this Agreement.

          (d) The Company shall reimburse Executive for all reasonable and necessary business expenses incurred by him in the course of performing his duties under this Agreement, in accordance with the Company's policies in effect from time to time for peer executives with respect to travel, entertainment and other business expenses, subject to the Company's reasonable requirements with respect to reporting and documentation of such expenses. Executive agrees that he will not receive an automobile or other allowances.

          (e) During the Employment Term (and for any additional time specified on ATTACHMENT B hereto), Executive shall be eligible for those benefits which are set forth on ATTACHMENT B to this Agreement; provided this Agreement has not been terminated by Executive without good reason or has not been terminated by the Company for Cause.

          (f) During the Employment Term, Executive shall continue to be treated as an employee of the Company for purposes of the vesting and exercisability of his outstanding stock options in accordance with the terms of the applicable stock option plans and agreements between Executive and the Company or Viking; PROVIDED HOWEVER, that Executive shall not be eligible for any future stock option grants. In addition, the indemnification provisions for officers and directors under the charter documents and bylaws of the Company and Viking, and the provisions of any written Indemnification Agreement between Executive and the Company or Viking, shall be extended to Executive (to the maximum extent permitted by law), during the Employment Term and thereafter, with respect to any and all matters, events or transactions occurring or effected during Executive's employment with Viking or during the Employment Term.

          4.      TERM.

          (a) The Employment Term shall end on September 30, 2002; PROVIDED THAT
(i) the Employment Term shall terminate prior to such date (A) upon Executive's death or permanent disability or incapacity (as determined by the Company's Board of Directors (the "Board") in its good faith judgment), (B) upon the mutual agreement of the Company and Executive, (C) by the Company's termination of this Agreement for Cause (as defined below) or without Cause or (D) by Executive's termination of this Agreement for Good Reason (as defined below) or without Good Reason.

          (b) If the Employment Term is terminated by the Company without Cause or is terminated by Executive for Good Reason, Executive (and Executive's family with respect to clause (iii) below) shall be entitled to receive (i) Executive's Base Salary, including accrued but unpaid amounts, through September 30, 2002 and (ii) vested and earned (in accordance with the Company's applicable plan or program) but unpaid amounts under health and welfare plans, deferred compensation plans, and other employer programs of the Company, if any, in which




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Executive participates. The amounts payable pursuant to paragraph 4(b)(i) and
(ii) shall be payable in one lump sum within 30 days following termination of the Employment Term.

          (c) If the Employment Term is terminated by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to receive (i) Executive's Base Salary through the date of such termination and (ii) vested and earned (in accordance with the Company's applicable plan or program) but unpaid amounts under health and welfare plans, deferred compensation plans, and other employer programs of the Company in which Executive participates.

          (d) If the Employment Term is terminated upon Executive's death or permanent disability or incapacity (as determined by the Board or the CEO in their good faith judgment), Executive, or Executive's estate if applicable, shall be entitled to receive the sum of (i) Executive's Base Salary through the date of such termination and (ii) vested and earned (in accordance with the Company's applicable plan or program) but unpaid amounts under health and welfare plans, deferred compensation plans, and other employer programs of the Company in which Executive participates. The amounts payable pursuant to this paragraph 4(d) shall be payable, at the Company's discretion, in one lump sum payment within 30 days following termination of the Employment Term or in any other manner consistent with the Company's normal payment policies.

          (e) Except as otherwise provided herein, fringe benefits hereunder (if any) which accrue or become payable after the termination of the Employment Term shall cease upon such termination unless otherwise specified on ATTACHMENT B to this Agreement.

          (f) For purposes of this Agreement, "CAUSE" shall mean:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties under this Agreement with the Company or one of its Subsidiaries or affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the CEO which specifically identifies the manner in which the CEO believes that Executive has not substantially performed Executive's duties, or

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

          For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company's Board or upon the instructions of the CEO or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.



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          (g) For purposes of this Agreement, "GOOD REASON" shall mean a material breach by the Company of a material provision of this Agreement which has not been cured by the Company within thirty (30) days after written notice of noncompliance has been given by Executive to the Company.

          5. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by Executive while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any other Subsidiary ("CONFIDENTIAL INFORMATION") are the property of the Company or such Subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own purposes any Confidential Information without the prior written consent of the CEO, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Term, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) in any form or medium relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which Executive may then possess or have under Executive's control. The provisions of this paragraph 5 shall survive the termination of this Agreement for an unlimited period of time.

          6. INVENTIONS AND PATENTS; EXECUTIVE'S LIKENESS AND NAME. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("WORK PRODUCT") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the CEO and perform all actions reasonably requested by the CEO (whether during or after the Employment Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). In addition, Executive acknowledges that the exclusive use of his likeness and name in business or commerce shall continue to belong exclusively to the Company for the remainder of Executive's natural life.

          7.      NON-COMPETE, NON-SOLICITATION.

          (a) Executive acknowledges that during the course of Executive's employment with Viking he has, and in the course of Executive's employment with the Company he shall, become familiar with the trade secrets of Viking and the Company and with other Confidential Information concerning Viking, the Company and its other Subsidiaries and that Executive's services have been and shall continue to be of special, unique and extraordinary value to Viking, the Company and its other Subsidiaries. Therefore, in consideration of the payment to Executive of the sum set forth on Attachment A to this Agreement (the "Noncompete Payment"), Executive



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agrees that, until the third anniversary of the expiration or earlier termination of the Employment Term (including any extension or renewal of the Employment Term) (the "NONCOMPETE PERIOD"), Executive shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business on behalf of or in concert with any key competitor of the Company, including without limitation the following companies (or any affiliates of any such companies), each of which are considered to be key competitors of the Company (collectively, the "Competitors"): Staples; Boise-Cascade; BT Office Products; Office Max; P.P.R. and Lyreco or with any other company which engages or decides to engage in business competitive with the Company, including without limitation such companies as Wal-Mart, Target Stores or any Internet or other direct mail or direct marketing company engaged as a significant part of its business in the sale of business or office products. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, including any Competitor, so long as Executive has no active participation in the business of such corporation. Except as provided in this Agreement, there shall be no restrictions upon Executive's employment or services.

          (b) During the Employment Term and the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Term or the Noncompete Period or (iii) on behalf of or for the benefit of any Competitor, induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries). The Company agrees to use its best efforts to cause its executive officers and the executive officers of Viking not to make any negative statements or communications about Executive.

          (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that he has carefully read and considered the provisions of this paragraph 7 and, having done so, agrees that the restrictions set forth herein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of the Company, its Subsidiaries and its stockholders.

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          (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          (e) The Noncompete Payment shall be subject to income tax, social security, and similar withholding obligations as required by law. The parties hereto acknowledge that, except as otherwise agreed to by Executive and the Company, any taxes that may be due and owing with respect to the Noncompete Payment shall be the sole responsibility of Executive, and Executive hereby agrees to indemnify and hold Company harmless if any such taxes are not paid. The Noncompete Payment shall not be considered compensation for any benefit calculation or other purpose under any retirement plan or other benefit plan maintained by the Company or Viking. If the Noncompete Payment is not timely paid, it will bear interest at the lower often percent per annum and the maximum rate permitted by Florida law.

          8. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that Executive has had an opportunity to consult with independent legal counsel regarding Executive's rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

          9. SURVIVAL. Paragraphs 5, 6 and 7 and paragraphs 9 through 18 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Term.

          10. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO EXECUTIVE:

                                  Irwin Helford

                                  Address:  27 Crestroad West
                                            Rolling Hills, CA 90274

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                  NOTICES TO THE COMPANY:

                  Office Depot, Inc.
                  2200 Old Germantown Road
                  Delray Beach, Florida 33445
                  Attention: Chief Financial Officer

                  and

                  Office Depot, Inc.
                  2200 Old Germantown Road
                  Delray Beach, Florida 33445
                  Attention: Executive Vice President - Human Resources

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12. COMPLETE AGREEMENT. This Agreement and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         14. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

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          15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company.

          16. CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

         18. ARBITRATION. Any controversy which may arise between Executive and the Company with respect to the construction, interpretation or application of any of the terms, provisions or conditions of this agreement or any monetary claim arising from or relating to this agreement will be submitted to final and binding arbitration in West Palm Beach, Florida, in accordance with the rules of the American Arbitration Association then in effect.

         19. INCORPORATION OF ATTACHMENTS BY REFERENCE. The attachments to this Agreement are incorporated by reference and made a part hereof as if set forth at length herein.

                                      * * *

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              OFFICE DEPOT, INC.


                                              By:  /s/ Thomas Kroeger
                                                 ----------------------
                                              Name: Thomas Kroeger
                                              Its:  Executive Vice President,
                                                      Human Resources


                                              EXECUTIVE


                                              /s/ Irwin Helford
                                              -------------------------
                                              Name: Irwin Helford


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                                  ATTACHMENT A

                            PAYMENTS DUE TO EXECUTIVE

1. TERMINATION PAYMENT. In consideration of his agreement to terminate his previous Employment Agreement with Viking and to enter into this Employment Agreement, Executive shall receive the sum of $750,000.

2. BONUS PAYMENT. For the period of his former employment with Viking, from January 1, 1999 through and including September 30, 1999, Executive shall receive his target bonus from his former full time employment with Viking in the amount of $1,500,000. It is agreed that on and as of September 30, 1999, the amount of such bonus would otherwise not be determined and that the parties are agreeing to this amount of bonus for Executive in lieu of calculating such bonus at the end of the fiscal year of Viking and that such payment is provided pursuant to this Agreement and not to any performance of the Company. Such payment shall be made not later than October 15, 1999.

3. Non-Compete Agreement. In consideration of Executive's agreements in paragraph 7 of this Agreement, he shall receive the sum of $4,000,000, payable in a lump sum not later than October 15, 1999.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ALL PAYMENTS BEING MADE TO EXECUTIVE HEREUNDER SHALL BE SUBJECT TO DEDUCTIONS FOR APPLICABLE FEDERAL, STATE AND LOCAL TAXES, FICA AND MEDICARE PAYMENTS AND ALL OTHER APPLICABLE WITHHOLDING AMOUNTS.



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                                  ATTACHMENT B

                     BENEFITS TO WHICH EXECUTIVE IS ENTITLED

1. HEALTH INSURANCE. Provided this Agreement has not been terminated by Executive without Good Reason or by the Company for Cause, Executive and his eligible dependents shall be entitled to health insurance coverage comparable to the health insurance Executive and his eligible dependents have received during the period of his prior employment with Viking for the Term of this Agreement and ending at the end of Executive's natural life. In the event this Agreement should be terminated by the Company without Cause or by the Executive for Good Reason, such benefits shall continue as provided herein as if such termination had not occurred. Such health insurance may be under the terms of the existing policy of insurance provided to Executive or pursuant to any other insurance plan selected by the Company which provides comparable coverage and benefits.

2. SPLIT DOLLAR LIFE INSURANCE. PROVIDED THIS AGREEMENT has not been terminated by Executive without Good Reason or by the Company for Cause, the Company shall continue the policy of split dollar life insurance on the life of Executive.

3. RESTRICTED STOCK PLAN. Executive shall continue to participate in the Restricted Stock Plan in which he currently participates during the duration of this Agreement.

4. NO OTHER BENEFITS. Executive shall otherwise receive none of the benefits to which he may formerly have been entitled as an employee of Viking, including without limitation, automobile allowance, tax and financial planning, participation in other health and welfare plans, if any.

IT is expressly UNDERSTOOD THAT ALL benefits payable TO EXECUTIVE WHICH ARE SUBJECT TO federal, state or local income taxation shall be provided net of any required withholding FOR SUCH TAXES.